Exhibit 99.2

800 Boylston Street

Boston, MA 02199

AT THE COMPANY

Michael LaBelle

Executive Vice President,

Chief Financial Officer and Treasurer

(617) 236-3352

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES ANNOUNCES

FIRST QUARTER 2017 RESULTS

BOSTON, MA, April 25, 2017 - Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the first quarter ended March 31, 2017.

Net income attributable to common shareholders was $97.1 million for the quarter ended March 31, 2017, compared to $181.7 million for the quarter ended March 31, 2016. Net income attributable to common shareholders per share (EPS) for the quarter ended March 31, 2017 was $0.63 basic and $0.63 on a diluted basis. This compares to EPS for the quarter ended March 31, 2016 of $1.18 basic and $1.18 on a diluted basis. Net income attributable to common shareholders for the quarter ended March 31, 2016 included gains on sales of real estate aggregating approximately $67.6 million, or $0.39 per share basic and $0.39 per share on a diluted basis, and lease termination income from a tenant in New York City totaling approximately $45.0 million, or $0.26 per share basic and $0.26 per share on a diluted basis. The weighted-average number of basic and diluted shares outstanding totaled approximately 153,860,000 and 154,214,000, respectively, for the quarter ended March 31, 2017 and 153,626,000 and 153,917,000, respectively, for the quarter ended March 31, 2016.

Funds from Operations (FFO) for the quarter ended March 31, 2017 were $228.4 million, or $1.48 per share basic and $1.48 per share diluted. This compares to FFO for the quarter ended March 31, 2016 of $250.7 million, or $1.63 per share basic and $1.63 per share diluted. FFO for the quarter ended March 31, 2016 included lease termination income from a tenant in New York City totaling approximately $45.0 million, or $0.26 per share basic and $0.26 per share on a diluted basis.

The Company’s reported FFO of $1.48 per share diluted equaled the mid-point of the guidance previously provided of $1.47-$1.49 per share diluted.

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The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended March 31, 2017. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of March 31, 2017, the Company’s portfolio consisted of 174 properties aggregating approximately 47.7 million square feet, including eight properties under construction/redevelopment totaling approximately 4.0 million square feet. The overall percentage of leased space for the 163 properties in service (excluding the Company’s two residential properties and hotel) as of March 31, 2017 was 90.4%.

Transactions completed subsequent to March 31, 2017:

•	On April 19, 2017, the Company completed the sale of a parcel of land at 30 Shattuck Road located in Andover, Massachusetts for a gross sale price of approximately $5.0 million.

•	On April 21, 2017, the Company exercised its option to ground lease, with the future right to purchase, real property adjacent to the MacArthur BART station located in Oakland, California, that could support the development of a 402-unit residential building and supporting retail space.

•	On April 24, 2017, the Company’s Operating Partnership amended and restated its revolving credit agreement (as amended and restated, the “2017 Credit Facility”). Among other things, the amendment and restatement (1) increased the total commitment of the revolving line of credit (the “Revolving Facility”) from $1.0 billion to $1.5 billion, (2) extended the maturity date from July 26, 2018 to April 24, 2022, (3) reduced the per annum variable interest rates, and (4) added a $500.0 million delayed draw term loan facility (the “Delayed Draw Facility”) that permits the Company’s Operating Partnership to borrow until the first anniversary of the closing date. Based on the Company’s Operating Partnership’s current credit rating, (1) the applicable Eurocurrency margins for the Revolving Facility and Delayed Draw Facility are 87.5 basis points and 95 basis points, respectively and (2) the facility fee on the Revolving Facility commitment is 0.15%. The Delayed Draw Facility has a fee on unused commitments equal to 0.15% per annum. For additional detail on the terms and conditions of the 2017 Credit Facility, refer to the Company’s Form 8-K filed on April 25, 2017.

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•	On April 24, 2017, the Company’s consolidated entity in which it has a 60% interest and that owns 767 Fifth Avenue (the General Motors Building) located in New York City entered into an interest rate lock and commitment agreement with a group of lenders for a fixed interest rate of 3.43% per annum on a ten-year financing totaling $2.3 billion. The Company expects to close on the financing by the end of June 2017, although there can be no assurance that the financing will be consummated on the terms currently contemplated or at all. In conjunction with the interest rate lock and commitment agreement, the consolidated entity terminated its forward-starting interest rate swap contracts with notional amounts aggregating $450.0 million and will pay approximately $14.4 million, which amount will increase the Company’s interest expense over the ten-year term of the financing, resulting in an estimated effective interest rate of approximately 3.65% per annum, including the estimated amortization of financing costs and additional mortgage recording taxes.

EPS and FFO per Share Guidance:

The Company’s guidance for the second quarter and full year 2017 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below. Except as described below, the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below.

As shown below, the Company has updated its projected EPS (diluted) for the full year 2017 to $2.60 - $2.68 per share from $2.56 - $2.66 per share. This is an increase of $0.03 per share at the mid-point consisting primarily of a $0.02 per share gain on sale of real estate from the sale of the Company’s 30 Shattuck Road land parcel in the second quarter 2017 and $0.01 per share due to improvement in property operations.

In addition, the Company expects to refinance the mortgage and mezzanine debt secured by its 767 Fifth Avenue property. In conjunction with the refinancing, the Company will repay the outside members’ notes payable of $180 million and accrued interest reducing interest expense by approximately $0.13 per share in 2017. The interest expense is specifically allocated to the outside members causing the interest savings to be entirely offset by an approximately $0.13 per share increase in noncontrolling interests in property partnerships’ share of net income. The Company expects to complete the transaction in June 2017.

The Company’s second quarter 2017 estimates include an approximately $0.05 per share gain on early extinguishment of debt related to the refinancing of the mortgage and mezzanine debt secured by 767 Fifth Avenue consisting of the acceleration of the remaining balance of the historical fair value debt adjustment.

	Second Quarter 2017		Full Year 2017
	Low	High	Low	High

Projected EPS (diluted)	$0.77	$0.79	$2.60	$2.68

Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.86	0.86	3.57	3.57

Less:
Projected Company Share of Gains on Sales of Real Estate	0.02	0.02	0.02	0.02

Projected FFO per Share (diluted)	$1.61	$1.63	$6.15	$6.23

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Boston Properties will host a conference call on Wednesday, April 26, 2017 at 10:00 AM Eastern Time, open to the general public, to discuss the first quarter 2017 results, the 2017 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731 (International) and entering the passcode 41573754. A replay of the conference call will be available through May 10, 2017, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 41573754. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ first quarter 2017 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of primarily Class A office space totaling 47.7 million square feet and consisting of 164 office properties (including six properties under construction), five retail properties, four residential properties (including two properties under construction) and one hotel. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets - Boston, Los Angeles, New York, San Francisco and Washington, DC.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to satisfy the closing conditions to the pending transactions described above, the Company’s ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the second quarter and full fiscal year 2017, whether as a result of new information, future events or otherwise.

Financial tables follow.

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BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	March 31, 2017	December 31, 2016
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$18,931,136	$18,862,648
Construction in progress	1,211,324	1,037,959
Land held for future development	249,800	246,656
Less: accumulated depreciation	(4,302,283)	(4,222,235)

Total real estate	16,089,977	15,925,028
Cash and cash equivalents	302,939	356,914
Cash held in escrows	51,244	63,174
Investments in securities	25,817	23,814
Tenant and other receivables, net	73,012	92,548
Accrued rental income, net	812,124	799,138
Deferred charges, net	666,677	686,163
Prepaid expenses and other assets	150,905	129,666
Investments in unconsolidated joint ventures	793,932	775,198

Total assets	$18,966,627	$18,851,643

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$2,046,959	$2,063,087
Unsecured senior notes, net	7,248,152	7,245,953
Unsecured line of credit	105,000	—
Mezzanine notes payable	306,734	307,093
Outside members’ notes payable	180,000	180,000
Accounts payable and accrued expenses	313,723	298,524
Dividends and distributions payable	130,418	130,308
Accrued interest payable	266,714	243,933
Other liabilities	446,489	450,821

Total liabilities	11,044,189	10,919,719

Commitments and contingencies	—	—

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 shares issued and outstanding at March 31, 2017 and December 31, 2016	200,000	200,000
Common stock, $0.01 par value, 250,000,000 shares authorized, 153,928,131 and 153,869,075 issued and 153,849,231 and 153,790,175 outstanding at March 31, 2017 and December 31, 2016, respectively	1,538	1,538
Additional paid-in capital	6,339,970	6,333,424
Dividends in excess of earnings	(712,270)	(693,694)
Treasury common stock at cost, 78,900 shares at March 31, 2017 and December 31, 2016	(2,722)	(2,722)
Accumulated other comprehensive loss	(50,983)	(52,251)

Total stockholders’ equity attributable to Boston Properties, Inc.	5,775,533	5,786,295
Noncontrolling interests:
Common units of the Operating Partnership	617,252	614,982
Property partnerships	1,529,653	1,530,647

Total equity	7,922,438	7,931,924

Total liabilities and equity	$18,966,627	$18,851,643

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BOSTON PROPERTIES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three months ended March 31,
	2017	2016
	(in thousands, except for per share amounts)
Revenue
Rental
Base rent	$503,562	$536,128
Recoveries from tenants	89,164	89,586
Parking and other	25,610	24,825

Total rental revenue	618,336	650,539
Hotel revenue	7,420	8,757
Development and management services	6,472	6,689

Total revenue	632,228	665,985

Expenses
Operating
Rental	228,287	219,172
Hotel	7,091	7,634
General and administrative	31,386	29,353
Transaction costs	34	25
Depreciation and amortization	159,205	159,448

Total expenses	426,003	415,632

Operating income	206,225	250,353
Other income (expense)
Income from unconsolidated joint ventures	3,084	1,791
Interest and other income	614	1,505
Gains from investments in securities	1,042	259
Interest expense	(95,534)	(105,309)

Income before gains on sales of real estate	115,431	148,599
Gains on sales of real estate	133	67,623

Net income	115,564	216,222
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(4,424)	(10,464)
Noncontrolling interest—common units of the Operating Partnership	(11,432)	(21,393)

Net income attributable to Boston Properties, Inc.	99,708	184,365
Preferred dividends	(2,625)	(2,618)

Net income attributable to Boston Properties, Inc. common shareholders	$97,083	$181,747

Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.63	$1.18

Weighted average number of common shares outstanding	153,860	153,626

Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.63	$1.18

Weighted average number of common and common equivalent shares outstanding	154,214	153,917

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BOSTON PROPERTIES, INC. FUNDS FROM OPERATIONS (1) (Unaudited)
	Three months ended March 31,
	2017	2016
	(in thousands, except for per share amounts)
Net income attributable to Boston Properties, Inc. common shareholders	$97,083	$181,747
Add:
Preferred dividends	2,625	2,618
Noncontrolling interest—common units of the Operating Partnership	11,432	21,393
Noncontrolling interests in property partnerships	4,424	10,464
Less:
Gains on sales of real estate	133	67,623

Income before gains on sales of real estate	115,431	148,599
Add:
Depreciation and amortization	159,205	159,448
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(21,415)	(19,555)
Company’s share of depreciation and amortization from unconsolidated joint ventures	9,041	4,496
Corporate-related depreciation and amortization	(525)	(364)
Less:
Noncontrolling interests in property partnerships	4,424	10,464
Preferred dividends	2,625	2,618

Funds from operations (FFO) attributable to the Operating Partnership common unitholders (including Boston Properties, Inc.)	254,688	279,542
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	26,305	28,854

Funds from operations attributable to Boston Properties, Inc. common shareholders	$228,383	$250,688

Boston Properties, Inc.’s percentage share of funds from operations - basic	89.67%	89.68%

Weighted average shares outstanding - basic	153,860	153,626

FFO per share basic	$1.48	$1.63

Weighted average shares outstanding - diluted	154,214	153,917

FFO per share diluted	$1.48	$1.63

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(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. common shareholders (computed in accordance with GAAP) for gains (or losses) from sales of properties, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures, real estate-related depreciation and amortization, and our share of income (loss) from unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to Boston Properties, Inc. common shareholders as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to Boston Properties, Inc. common shareholders (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

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BOSTON PROPERTIES, INC. PORTFOLIO LEASING PERCENTAGES
	% Leased by Location
	March 31, 2017	December 31, 2016
Boston	91.0%	90.7%
New York	90.4%	90.2%
San Francisco and Los Angeles	90.0%	89.8%
Washington, DC	90.0%	89.9%

Total Portfolio	90.4%	90.2%

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